UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 5, 2016

Sanchez Production Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1000 Main Street, Suite 3000
Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On July 5, 2016, Sanchez Production Partners LP (the “Partnership”) entered into that certain Purchase and Sale Agreement (the “Purchase Agreement”) with Sanchez Energy Corporation (“Sanchez Energy”) and SN Midstream, LLC (the “Seller”), a wholly-owned subsidiary of Sanchez Energy, to purchase all of the Seller’s issued and outstanding membership interests in Carnero Gathering, LLC (the “Company”) for total consideration of approximately $37.0 million, plus the assumption of approximately $7.4 million of remaining capital contribution commitments.  In addition, the Partnership is required to pay the Seller an earnout based on gas received at the Company’s delivery points from SN Catarina, LLC, a wholly-owned subsidiary of Sanchez Energy (“SN Catarina”), and other producers.  The membership interests acquired constitute 50% of the outstanding membership interests in the Company, with the other 50% of the membership interests of the Company being owned by TPL SouthTex Processing Company LP.  The Company is developing and constructing a gas gathering pipeline from an interconnection in Webb County, Texas to interconnection(s) with a gas processing facility being developed and constructed by Carnero Processing, LLC.

The Purchase Agreement contains customary representations and warranties by the Partnership and the Seller, and the Partnership and the Seller have agreed to customary indemnities relating to breaches of representations, warranties and covenants and the payment of assumed and excluded obligations.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed with the Partnership’s Quarterly Report on Form 10-Q for the three months ended June 30, 2016.

The Purchase Agreement and the transactions contemplated thereby were unanimously approved on behalf of the Partnership by the Board of Directors of the Partnership’s general partner (the “General Partner”), upon the unanimous recommendation of the Conflicts Committee of the Board of Directors of the General Partner (the “Conflicts Committee”).  The Conflicts Committee, composed of independent members of the Board of Directors of the General Partner, retained legal and financial advisors to assist it in evaluating and negotiating the Purchase Agreement and the transactions contemplated thereby.

Credit Agreement Amendment

On July 5, 2016, the Partnership and certain of its subsidiaries entered into that certain Fourth Amendment (the “Amendment”) to Third Amended and Restated Credit Agreement dated as of March 31, 2015 (as amended, the “Credit Agreement”) among the Partnership, the guarantors party thereto, each of the lenders party thereto, and Royal Bank of Canada, as administrative agent and collateral agent.  Pursuant to the Amendment, the following amendments to the Credit Agreement were made:

•	the pricing table was increased to the following:
Borrowing Base Utilization Percentage	Eurodollar Loan	ABR Loan	Commitment Fee Rate
> 90%	3.25%	2.25%	0.500%
> 75% < 90%	3.00%	2.00%	0.500%
> 50% < 75%	2.75%	1.75%	0.500%
> 25% < 50%	2.50%	1.50%	0.500%
< 25%	2.25%	1.25%	0.500%
•	certain covenants were amended to permit the Partnership to own equity interests in joint ventures (including the Company);
•

the Midstream Adjusted EBITDA definition was amended to include in the calculation thereof any distributions received in cash from a joint venture so long as such amount does not exceed 20% of the Midstream Adjusted EBITDA and so long as a “Trigger Event” has not occurred.  A “Trigger Event” is defined to be:  (i) the ownership and control of less than all of the equity interests initially owned in a joint venture, (ii) the incurrence by the joint venture of any debt other than certain permitted debt, (iii) the disposition by the joint venture of a material portion of its assets, (iv) the incurrence by the joint venture of any liens other than certain permitted liens, (v) the modification of any gathering, compressing, processing, transportation, services or other commercial agreement to which the primary revenues of the joint venture are attributable if the effect of such modification is to reduce in any material respect any minimum committed volumes or minimum committed service level thereunder, or (vi) the joint venture voluntarily filing bankruptcy;

•	a new repayment event was added with respect to any cash or cash equivalents held by the Partnership in excess of $10,000,000 (other than cash set aside to pay distributions in the next 90 days);
•	the title requirement with respect to proved reserves was increased from 80% to 90%;
•	the Partnership is required to pledge its equity interests in any joint venture as collateral under the Credit Agreement;
•

the Partnership, and any of its designees to the board of a joint venture, are restricted from voting on any matter set forth in clauses (ii) through (v) of the definition of “Trigger Event” without the consent of the majority lenders;

•	10% availability on the entire credit facility (rather than just the RBL component) is required before the Partnership can make distributions; and
•	certain technical revisions were made.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed with the Partnership’s Quarterly Report on Form 10-Q for the three months ended June 30, 2016.

Item 2.01Completion of Acquisition or Disposition of Assets

To the extent applicable, the description set forth above in Item 1.01 regarding the Purchase Agreement and the acquisition contemplated thereby is incorporated herein by reference.  Antonio R. Sanchez, III is Sanchez Energy’s Chief Executive Officer and is a member of the board of directors of both Sanchez Energy and of the general partner of the Partnership.  Sanchez Oil and Gas Corporation (“SOG”) is a private company that provides certain services to both Sanchez Energy and the Partnership.  Antonio R. Sanchez, Jr., the father of Antonio R. Sanchez, III, is a member of the board of directors of Sanchez Energy and both are officers and directors of SOG.  Patricio D. Sanchez, the son of Antonio R. Sanchez, Jr. and brother of Antonio R. Sanchez, III, is an officer of SOG and an officer and director of the general partner of the Partnership.  Eduardo A. Sanchez, the son of Antonio R. Sanchez, Jr. and brother of Antonio R. Sanchez, III and Patricio D. Sanchez, is Sanchez Energy’s President and a director of the general partner of the Partnership.  Antonio R. Sanchez, Jr., Antonio R. Sanchez, III, Patricio D. Sanchez and Eduardo A. Sanchez all directly or indirectly own certain equity interests in Sanchez Energy, the Partnership, the Partnership’s general partner and SOG.  The purchase price for the acquisition was determined through arm’s length negotiations between the general partner of the Partnership and Sanchez Energy, including independent committees of both entities.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the description of the Amendment set forth in Item 1.01 above is hereby incorporated by reference.

Item 8.01Other Events.

On July 5, 2016, the Partnership issued a press release relating to the transactions described in this Form 8-K.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.Exhibit

99.1Press Release, dated July 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ PRODUCTION PARTNERS LP
By: Sanchez Production Partners GP LLC, its general partner

Date: July 5, 2016	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer

Exhibit Index

Exhibit No.Exhibit

99.1Press Release, dated July 5, 2016